[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.26(xxxvi)

Amendment No. 33 to the Process Development and Clinical Supply Agreement Confidential

Amendment No. 33 to the Process Development and Clinical Supply Agreement

THIS AMENDMENT NO. 33 (“Amendment” No. 33), effective as of January 4, 2019 (“Amendment No. 33 Effective Date”) by and between Boehringer Ingelheim Biopharmaceuticals GmbH, Binger Str. 173, 55216 Ingelheim, Germany (“BI”) and FibroGen, Inc., 409 Illinois Street, San Francisco, CA 94158, USA (“FIBROGEN”), amends the Process Development and Clinical Supply Agreement entered into by and between Boehringer Ingelheim Pharma GmbH & Co. KG, Birkendorfer Str. 65, 88397 Biberach an der Riss, Germany (“BI Pharma”) and FIBROGEN on November 29, 2007 (“Supply Agreement”), as amended pursuant to the letter agreements entered into as of June 26, 2008 and August 18, 2008, Amendment No. 1, effective as of May 28, 2009, Amendment No. 3, effective as of November 5, 2010, Amendment No. 4, effective as of January 24, 2011, Amendment No. 5, effective as of April 15, 2011, Amendment No. 6, effective as of May 26, 2011, Amendment No. 7, effective as of January 01, 2012, Amendment No. 8, effective as of July 10, 2012, Amendment No. 9, effective as of November 26, 2012, Amendment No. 10, effective as of June 21, 2013, Amendment No. 11, effective as of July 9, 2013, Amendment No. 12, effective as of August 01, 2013 and subsequently assigned by BI Pharma to BI, Amendment No. 13, effective as of March 06, 2014, Amendment No. 14, effective as of February 05, 2014, Amendment No. 15, effective as of October 20, 2014, Amendment No. 16, effective as of December 08, 2014, Amendment No. 17, effective as of December 08, 2014, Amendment No. 18, effective as of February 15, 2015, Amendment No. 19, effective as of March 01, 2015, Amendment No. 20, effective as of June 01, 2015, Amendment No. 21, effective as of May 29, 2015, Amendment No. 22, effective as of  April 14, 2016, Amendment No. 23, effective as of September 01, 2015, Amendment No. 24, effective as of September 15, 2015, Amendment No. 25, effective as of September 15, 2015, Amendment No. 26, effective as of June 30, 2016, Amendment No. 27, effective as of July 25, 2016, Amendment No. 28, effective as of September 22, 2016, Amendment No. 29, effective as of  December 20, 2016, Amendment No. 30, effective as of December 20, 2016, Amendment No. 31, effective as of March 2, 2017 and  Amendment No. 32, effective as of September 1, 2017 (hereinafter together the “Definitive Agreement”). BI and FIBROGEN shall be referred to individually herein as a “Party”, and collectively as the “Parties”.

WHEREAS, BI’s affiliate, BI Pharma, and FIBROGEN entered into the Mutual Confidentiality Agreement effective as of 04 August 2004, as amended thereafter (“Confidentiality Agreement”);

WHEREAS, on May 15, 2006, through Amendment No. 1 to the Confidentiality Agreement (“Confidentiality Agreement Amendment No. 1”), BI Pharma and FIBROGEN amended the Confidentiality Agreement to add a provision allowing each party, with prior written notice to the other party, to disclose the other party’s confidential information to its consultants under limited circumstances as set forth in the Confidentiality Agreement Amendment No. 1;

WHEREAS, BI Pharma and FIBROGEN subsequently entered the Supply Agreement;

WHEREAS, the Supply Agreement contains “Section 10. Confidentiality,” which section governs the exchange of confidential information and know-how and provides for associated rights and obligations by incorporating the Confidentiality Agreement, as amended by Confidentiality Agreement Amendment No. 1, into such section and prescribing that the Confidentiality Agreement’s terms shall apply to any such confidential information and know-how exchanged between the parties during the term of the Supply Agreement and for a period of [*] thereafter;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.26(xxxvi)

Amendment No. 33 to the Process Development and Clinical Supply Agreement Confidential

WHEREAS, effective January 1, 2014, BI Pharma assigned all of its rights and obligations under the Supply Agreement to BI - such assignment including the rights and obligations set forth in, and arising under, the Confidentiality Agreement and which were incorporated by reference into the Supply Agreement pursuant to Section 10 thereof;

WHEREAS, FIBROGEN now wishes to have consultants, with BI’s prior approval, attend joint meetings between BI and FIBROGEN wherein such consultants will receive BI Pharma Confidential Information and Know-How not only indirectly, through FIBROGEN, but also directly from BI or its affiliates;

WHEREAS, the Parties therefore wish to amend the Supply Agreement by including, directly into the Supply Agreement Section 10, the concept from Confidentiality Agreement Amendment No. 1 and adding additional wording thereto to allow for, and govern, the receipt, and treatment thereafter, by one Party’s consultant(s) of the other Party’s confidential information (such as BI Pharma Confidential Information and Know-How received by FIBROGEN’s consultants from FIBROGEN, BI, or BI’s affiliates) in connection with the Supply Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	All capitalized terms not defined or not otherwise defined in this Amendment No. 33 shall have the same meaning as those set forth in the Supply Agreement.
2.	The following paragraph shall be added after the first paragraph of Section 10:

“Furthermore, and notwithstanding anything to the contrary in the Confidentiality Agreement (with the terms of this paragraph to control as to the subject matter herein in the case of any conflict with the Confidentiality Agreement), each Party may disclose, with prior written notice to the other Party, the other’s confidential information (either BI Pharma Confidential Information and Know-How or FibroGen Confidential Information and Know-How respectively) to its consultants to the extent such consultants have been bound up to the terms of this Agreement, including all incorporated terms of the Confidentiality Agreement, (or by substantially similar obligations of confidentiality) and such consultant has a ‘need to know’ for purposes within the scope of this Agreement.  The disclosure of such confidential information to one Party’s consultant(s) may also occur, under the conditions as set forth in the preceding sentence, directly from the other Party to the consultant (e.g. via the inclusion of a consultant in a joint meeting of the Parties).  Furthermore, the Party employing the consultant(s) shall always be responsible for such consultant(s) treatment and use of the confidential information and shall be liable to the other party for any act of said consultant(s) if such act would constitute a breach of this Agreement. It is understood that any disclosure or receipt of such confidential information subject to the terms of this Agreement may also be performed by a Party’s respective affiliates.

3.	This Amendment No. 33 shall take effect as of the Amendment No. 33 Effective Date and as far as not amended herein, the Supply Agreement shall remain in full force and effect.
4.

If there is a conflict between the terms of the Supply Agreement, the Confidentiality Agreement or this Amendment No. 33, this Amendment No. 33 shall prevail as to the subject matter contemplated herein.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.26(xxxvi)

Amendment No. 33 to the Process Development and Clinical Supply Agreement Confidential

This Amendment No. 33 executed by authorised representatives of BI and FIBROGEN incorporates the terms and conditions of the Supply Agreement.

Biberach, January 4, 2019

Boehringer Ingelheim Biopharmaceuticals GmbH

ppa.	iv.
[*]	[*]
[*]	[*]
VP Business & Contracts	Legal Counsel

San Francisco, January 14, 2019

FibroGen, Inc

/s/ Michael Lowenstein
Name Michael Lowenstein	Name………………………….
Title SVP & Chief Legal Officer	Title……………………………

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